Exhibit 10.6
PERFORMANCE-BASED RESTRICTED SHARE AWARD AGREEMENT
     This Agreement is made and entered into on                      (the “Date of Grant”), between Scripps Networks Interactive, Inc. (“Company”) and                      (“Grantee”).
     The parties agree as follows:
     1. The Company hereby delivers to Grantee a performance-based award that represents the contingent right to receive Class A Common Shares of the Company (“Shares”), subject to the terms and conditions of this Agreement and of the Company’s 2008 Long-Term Incentive Plan (the “Plan”). All capitalized terms used and not defined herein shall have the meaning provided in the Plan.
     2. The target number of Shares Grantee may earn pursuant to this Agreement is                      (the “Target Shares”). Grantee’s right to receive payment of all or any portion of the Target Shares is contingent upon the extent to which the Company achieves its                      projection of                      (the “Performance Goal”) during the period beginning                      and ending                      (the “Performance Period”) in accordance with the performance schedule which is attached as an exhibit to this Agreement (the “Performance Matrix”).
          (a) If, upon the conclusion of the Performance Period, the Company achieves less than ___% of the Performance Goal, none of the Target Shares shall be earned.
          (b) If, upon the conclusion of the Performance Period, the Company achieves at least ___% of the Performance Goal but less than ___% of the Performance Goal, then a percentage of the Target Shares shall be earned as set forth on the Performance Matrix (the “Earned Shares”).
          (c) If, upon the conclusion of the Performance Period, the Company achieves ___% or more of the Performance Goal, then ___% of the Target Shares shall become Earned Shares.
     3. Grantee shall have no rights, as a shareholder or otherwise, with respect to the Target Shares until such shares are earned. Nothing contained in this Agreement shall confer upon the Grantee any right with respect to continued employment by the Company or its affiliates, nor limit or affect in any manner the right of the Company or its affiliates to terminate the employment or adjust the compensation of the Grantee.
     4. Except as otherwise provided herein, Grantee’s right to receive any Target Shares is contingent upon his or her remaining an employee of the Company or one of its subsidiaries through the end of the Performance Period. Prior to the delivery of any Earned Shares, the Compensation Committee of the Board of Directors shall certify in writing the extent, if any, that the Performance Goal has been satisfied and shall determine the number, if any, of the Earned Shares based on the Performance Matrix. The Grantee shall receive the Earned Shares, if any, no later than two and one-half months following the end of the Performance Period. Unless and until forfeited as provided herein or in Section 11 of the Plan, the Earned Shares will vest in three installments,                     . Notwithstanding the preceding sentence, the Earned Shares shall become fully vested upon the death, Disability or Retirement of Grantee or in the event of a Change in Control. Neither the Target Shares nor the Earned Shares may be sold, assigned, or transferred prior to the vesting dates, except as otherwise provided herein or in the Plan. Earned Shares that do not vest in accordance with this Agreement will be forfeited. In the event of a forfeiture of the Earned Shares, the stock book entry account representing the Earned Shares covered by this Agreement shall be cancelled and all Earned Shares shall be returned to the Company.
     5. Grantee shall have all the rights of a shareholder with respect to the Earned Shares on and after the date they are received by the Grantee in accordance with Section 4, subject to the restriction on transfer and the risk of forfeiture set forth herein, including the right to vote the Earned Shares and receive any cash dividends that may be paid thereon; provided, however, that any additional Shares or other securities that the Grantee may become entitled to receive pursuant to a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, separation or reorganization or any other change in the capital structure of the Company shall be considered restricted shares and shall be subject to the same restrictions as the Earned Shares covered by this Agreement.
     6. If Grantee ceases to be an employee of the Company or one of its subsidiaries due to death, Disability or Retirement prior to the end of the Performance Period, Grantee (or Grantee’s representative) shall receive, in accordance with Section 4, the number of Earned Shares that the Grantee would have received had he or she remained employed with the Company through the end of the Performance Period. The Earned Shares shall be fully vested and non-forfeitable.
     7. In the event that a Change in Control occurs during the Performance Period, then, notwithstanding anything contained herein to the contrary, Grantee shall be entitled to receive a number of Earned Shares equal to the Target Shares no later than ten days following the Change in Control; provided that Grantee either (i) was employed by the Company or a subsidiary immediately prior to the Change in Control, or (ii) ceased to be an employee of the Company and its Subsidiaries due to death, Disability or Retirement during the Performance Period but prior to the date of the Change in Control. Such Earned Shares shall be fully vested and non-forfeitable.
     8. Until the Earned Shares have become vested and nonforfeitable as provided in Section 4, the Earned Shares shall be issued in book-entry only form and shall not be represented by a certificate. The restrictions set forth in this Agreement shall be reflected on the stock transfer records maintained by or on behalf of the Company. By execution of this Agreement and effective until the Earned Shares have become vested and nonforfeitable as provided in Section 4, the Grantee hereby irrevocably constitutes and appoints the Corporate Compensation Manager or the Secretary of the Company, or any of them, attorneys-in-fact to transfer the Earned Shares on the stock transfer records of the Company with full power of substitution. A certificate for Earned Shares will be delivered to Grantee immediately following vesting. As an alternative to the Company issuing a stock certificate, Grantee may choose to have shares registered through an uncertificated share registration system. The Grantee agrees to take any and all other actions (including without limitation executing, delivering, performing and filing such other agreements, instruments and documents) as the Company may deem necessary or appropriate to carry out and give effect to the provisions of this Agreement or to comply with the requirements of federal and state securities laws.
     9. If the Company is required to withhold any federal, state, local or other taxes in connection with the Grantee making an election under Section 83(b) of the Code with respect to the Target Shares or Earned Shares, then the Grantee shall pay such taxes or make provisions that are satisfactory to the Company for the payment thereof. If the Company is required to withhold any federal, state, local or other taxes in connection with the vesting of the Earned Shares, then the Grantee shall satisfy such required withholding obligation by surrendering to the Company a portion of the Earned Shares that become vested hereunder, and the Earned Shares so surrendered by the Grantee shall be credited against any such withholding obligation at the Fair Market Value of such Earned Shares on the date of such surrender. The Grantee shall promptly notify the Company of any election made by the Grantee pursuant to Section 83(b) of the Code.
     10. The terms and conditions contained in the Plan, as it may be amended from time to time in the future, are incorporated by reference into and made a part of this Agreement. All provisions of this Agreement are made subject to the terms of the Plan, as amended. In the event there is any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control. This Agreement and the Plan contain the entire agreement and understanding of the parties with respect to the subject matter contained in this Agreement, and supersede all prior written or oral communications, representations and negotiations in respect thereto.
     11. This Agreement is governed by Ohio law.
     12. The Grantee hereby consents and agrees to electronic delivery of any documents that the Company may elect to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms of communications) in connection with this and any other award made or offered under the Plan. The Grantee understands that, unless earlier revoked by the Grantee by giving written notice to the Secretary of the Company, this consent shall be effective for the duration of the Agreement. The Grantee also understands that he or she shall have the right at any time to request that the Company deliver written copies of any and all materials referred to above at no charge. The Grantee hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may elect to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature. The Grantee consents and agrees that any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Plan.
     13. Subject to the terms of the Plan, the Board of Directors may modify this Agreement. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto. Notwithstanding the foregoing, no amendment of the Plan or this Agreement shall adversely affect the rights of Grantee under this Agreement without the Grantee’s consent.
     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on behalf of its duly authorized officer as of the Date of Grant.

SCRIPPS NETWORKS INTERACTIVE, INC.		GRANTEE

/s/ Kenneth W. Lowe

By:	Kenneth W. Lowe	Accepted By:
Its: Chairman and Chief Executive Officer
THIS AWARD MUST BE ACCEPTED BY YOU NO LATER THAN                      OR THIS AGREEMENT MAY BE CANCELLED BY THE COMPANY.
You may accept the award online or by telephone in accordance with the procedures established by the Company and the Plan administrator. By accepting your award in accordance with these procedures, you acknowledge that a copy of the Plan, Plan Summary and Prospectus, and the Company’s most recent Annual Report and Proxy Statement (the “Prospectus Information”) either have been received by you or are available for viewing on the Company’s intranet site at www.benefits.ml.com and consent to receiving this Prospectus Information electronically, or, in the alternative, agree to contact Corporate Compensation Manager at                      to request a paper copy of the Prospectus Information at no charge. You also represent that you are familiar with the terms and provisions of the Prospectus Information and hereby accept the award on the terms and conditions set forth herein and in the Plan. These terms and conditions constitute a legal contract that will bind both you and the Company as soon as you accept the award as described above.

PERFORMANCE MATRIX